EXHIBIT 99B
Date:             February 12, 1998
Contacts:         Steve Lang                 Cathy Fowler
                  303-793-6290               303-793-6509


             U S WEST MEDIA GROUP REPORTS NINTH CONSECUTIVE QUARTER
                  OF DOUBLE-DIGIT GROWTH IN OPERATING CASH FLOW

          - Pares Asset Base to Focus on Broadband in U.S. and Abroad,
                            International Wireless -

           - One Million American Homes Now Can Get High-Speed Data -

      - International Lines of Business Cash-Flow Positive for Entire Year -

ENGLEWOOD, Colo. -- U S WEST Media Group (NYSE: UMG) today reported its ninth straight quarter and second straight year of double-digit growth in operating cash flow. Media Group is changing its name to MediaOne Group as part of U S WEST's plan to split into two separate public companies.

For the fourth quarter, MediaOne Group reported - on a proportionate basis:

o A 27 percent increase in operating cash flow, to $677 million. MediaOne Group's operating cash flow for the fourth quarter 1996 was $534 million. Annual operating cash flow increased 18 percent, to $2.6 billion from $2.2 billion in 1996. When adjusted mainly for the sale of certain international interests, operating cash flow increased 19 percent in 1997. (The 1996 numbers have been adjusted to include Continental Cablevision's results for all of 1996, even though it didn't merge with MediaOne Group until Nov. 15, 1996.)

     Operating cash flow, which represents earnings before interest, taxes, depreciation and amortization (EBITDA), is a key indicator of the company's operating performance.

o An 8.5 percent increase in revenue, to $2.4 billion. MediaOne Group's revenue for the fourth quarter 1996 was $2.2 billion. Annual revenue increased 12 percent, to $9.1 billion from $8.1 billion in 1996.

                                     -more-


Page 2

Because MediaOne Group operates numerous joint ventures, the company uses proportionate accounting to reflect its share of operating revenues and expenses associated with these operations.

"This was a solid quarter and very good year for us," said Chuck Lillis, MediaOne Group president and chief executive officer. "We announced several major strategic initiatives that allow us to focus on broadband and international wireless. We sold more than $2 billion of nonstrategic assets -- twice what we promised. And we delivered solid operations. As a result, we generated $1.2 billion of net cash flow during 1997.

"All told, we made great strides during the year, both strategically and operationally. And we are well positioned and highly focused for 1998," Lillis said.

During the past 12 months, the company announced strategic initiatives that include:

o A plan to split from U S WEST. The process is on schedule for completion sometime after mid-1998. Included is the transfer of U S WEST Dex to U S WEST Communications at the split, removing $3.9 billion in debt from MediaOne Group's books and delivering $850 million in equity to MediaOne Group shareowners.

o The pending merger of its domestic wireless assets with AirTouch, a $5.7 billion tax-efficient transaction, including the removal of $1.4 billion in debt from MediaOne Group's books.

o The receipt of $2 billion from domestic and international asset sales allowing MediaOne Group to focus on its core business.

Operationally during the past 12 months, the company:

o Brought high-speed data capability to one million American homes, and signed up 23,000 customers, the highest penetration rate of any major provider in the U.S.

o Announced that its high-speed data service, MediaOne Express, will be combined with Time Warner's Road Runner service, creating the nation's largest cable-modem operation.

o Increased to 57 percent the portion of its network that has been upgraded to broadband (550 megahertz or better).

o Launched telephone service to residential customers in The Netherlands and Japan, and in Belgium and Atlanta in January.

                                     -more-

Page 3

o For the first time, achieved operating-cash-flow-positive results for a full year in international operations.

o Hit the one-million customer milestone in two international markets: the One 2 One wireless joint venture in the U.K. and the central European wireless ventures.

Fourth quarter proportionate operating highlights include:

o Domestic Broadband: MediaOne ended the fourth quarter with 5.1 million customers, up 2.4 percent from last year, normalized for various transactions. Operating cash flow, including MediaOne Group's investment in Time Warner Entertainment, increased 25 percent, to $445 million.

o International: MediaOne Group's wireless customer base doubled, to more than one million, compared with the end of 1996. Normalized cable subscribers grew 8 percent and telephone lines grew 33 percent compared with 1996. Operating cash flow from international operations was $22 million during the period, compared with last year's $21 million.

MediaOne Group's fourth-quarter net loss was $133 million, of which $804 million related to pre-tax, noncash items. Of this, $390 million was depreciation and amortization; $414 million was equity losses, including a $200 million charge arising from the Asian monetary crisis.

MediaOne Group, one of America's largest broadband communications companies, is involved in domestic and international cable and telephony, wireless communications and directory and information services. For 1997, MediaOne Group had proportionate revenue of $9.1 billion.

MediaOne Group is one of two major groups that make up U S WEST, a company in the connections business, helping customers share information, entertainment and communications services in local markets worldwide. U S WEST's other major group, U S WEST Communications, provides telecommunications services in 14 western and midwestern states. U S WEST has proposed splitting the two groups into separate public companies sometime after mid-1998, pending shareowner and other approvals.

                                                                ###
[Safe Harbor statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risk and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation
Reform Act of 1995. Discussion of factors that may affect future results is contained in our recent filings with the Securities and Exchange Commission.]

Note: This release and the financial statements will be available on the Internet after 7:30 a.m.(MST) by accessing U S WEST's Internet site www.uswest.com

U S WEST Media Group                                                    Page 4

              U S WEST MEDIA GROUP - SELECTED OPERATING HIGHLIGHTS
           All Amounts Shown are Proportionate Unless Otherwise Stated
                                  $ in millions

----------------------------------------------------------------------------------------------------------------------------------
                       CABLE AND BROADBAND COMMUNICATIONS
--------------------------------------------------------------------------- ------------------------------------------------------
                                Domestic                                           International
--------------------------------------------------------------------------- ------------------------------------------------------

                                                     1997     Growth *                                    1997        Growth*

                                                     ----     --------                                    ----        -------

      Total                                                                 Total
        Revenue                                      $5,210      6.5%         Customers (000's)             899        8.2%**
        Operating Cash Flow                          $1,641     11.5%         Revenue                      $474       29.9%
                                                                              Operating Cash Flow           $36      up $40
      Consolidated Cable (excluding new services)
        Homes Passed (000's)                          8,373     1.9%**
        Multichannel Video Subscribers (000's)        5,091     2.4%**
        Revenue                                      $2,303     8.9%
        Operating Cash Flow                          $1,013    10.0%

        High Speed Data Customers (000's)              23.0       -



----------------------------------------------------------------------------------------------------------------------------------
                                                          WIRELESS
----------------------------------------------------------------------------------------------------------------------------------
                                Domestic                                                       International
----------------------------------------------------------------------------------------------------------------------------------
                                                    1997      Growth                                     1997        Growth
                                                    ----      ------                                     ----        ------

      Cellular                                                               Total
        POPs (millions)                               20.8       2.5%         Customers (000's)            1,018       100.0%
        Subscribers (000's)                          2,374      26.7%         Revenue                       $756         73.4%
        Service Revenue                             $1,153      18.4%         Operating Cash Flow            $41        up $43
        Operating Cash Flow                           $479      36.9%
        OCF as a % of service revenue                 41.5%   up 5.6 pp    One 2 One
        Average revenue per customer                 $46.42    -11.6%        Subscribers (000's)            508         86.1%
            (whole dollars)                                                   Market Share                 12.0%
      PrimeCo Personal Communications                                         Coverage                       95%
        POPs (millions)                               14.2         -
        Subscribers (000's)                           90           -



--------------------------------------------------------------------------------
                       DIRECTORY AND INFORMATION SERVICES
--------------------------------------------------------------------------------
                                Domestic                                                       International
--------------------------------------------------------------------------------


                                                      1997      Growth                                     1997        Growth
                                                      ----      ------                                     ----        ------

      Directory Publishing                                                  Total
        Local Advertisers (000's)                      479       -0.6%        Revenue                      $110        -46.6%
        Revenue                                     $1,181        7.2%         Operating Cash Flow           $4      down $16
        Operating Cash Flow                           $617       16.2%
        Operating Cash Flow Margin                    52.2%    up 4.0 pp
        Revenue per Advertiser (whole dollars)      $2,329        7.3%

*        Growth rates are pro forma as if the Continental merger occurred January 1, 1996.
**       Normalized for sales and a domestic acquisition.